Exhibit 10.13

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of 12/3/2025, and is made by and between QuantumScape Battery, Inc., a Delaware corporation (“Sublessor”), and Momentus Inc., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

1.
Recitals: This Sublease is made with reference to the fact that UTAH LAND & CAPITAL, LLC, a California limited liability company, as landlord (“Master Lessor”), and Sublessor, as tenant, are parties to that certain Lease, dated as of November 1, 2021, as amended by that certain First Amendment to Lease Agreement dated as of June 30, 2025 (the “First Amendment”, and as amended, the “Master Lease”), with respect to premises consisting of approximately 141,740 rentable square feet of space located at 1756 and 1762 Automation Parkway, San Jose, California 95131 (the “Master Premises”). The Master Premises are part of the four buildings known as 1756, 1762, 1768 and 1750 Automation Parkway, San Jose, California, 95131 (along with all existing or future improvements and facilities, the “Project”). A copy of the Master Lease is attached hereto as Exhibit B.
2.
Subleased Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Master Premises consisting of the entire building located at 1762 Automation Parkway, San Jose, California (the “1762 Building”) containing approximately 61,100 rentable square feet of space (hereinafter, the “Subleased Premises”). In connection with its use of the Subleased Premises, Sublessee shall also have the non-exclusive right to use the Common Areas (as defined in the Master Lease), subject to such reasonable rules and regulations as Sublessor and Master Lessor may establish from time to time provided Sublessee has been provided with a copy of any such rules and regulations established by Sublessor. The Subleased Premises are more particularly described on Exhibit A attached hereto.
3.
Term: The term (the “Term”) of this Sublease shall be for the period commencing on the later of: (a) December 1, 2025 or (b) the date that Sublessor obtains Master Lessor’s consent to this Sublease and delivers the Subleased Premises to Sublessee in vacant, broom clean condition (the “Commencement Date”) and ending on September 30, 2032 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. For the avoidance of doubt, the Subleased Premises shall be deemed delivered when Sublessor vacates the Subleased Premises and provides Sublessee keys or other means of access thereto (or would have if Sublessee had performed its obligations hereunder).
A.
Without limiting the generality of the foregoing, Sublessor shall, at its sole cost, remove Sublessor’s furniture and personal property from the Premises prior to the Commencement Date; provided, however, Sublessor hereby agrees to surrender and leave in the Premises, for a total purchase price of $40,000, those certain items of furniture, fixtures and equipment itemized on Schedule 1 of Exhibit C attached hereto (the “Surrendered FF&E”). On the Commencement Date, Sublessor shall transfer all of its right, title and interest in the Surrendered FF&E to Sublessee, and Sublessee shall accept said assets in their “as-is” condition, pursuant to and in accordance with the form of bill of sale attached hereto as Exhibit C. Sublessee shall be responsible for any transfer or sales tax with respect to such assets.
4.
Rent:

A.
Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term as follows (“Base Rent”):

Period

Monthly Base Rent

December 1, 2025 – November 30, 2026*

$72,000.00

December 1, 2026 – May 31, 2027

$74,100.00

June 1, 2027 – November 30, 2027

$151,039.20

December 1, 2027 – November 30, 2028

$155,570.38

December 1, 2028 – November 30, 2029

$160,237.49

December 1, 2029 – November 30, 2030

$165,044.61

December 1, 2030- November 30, 2031

$169,995.95

December 1, 2031- September 30, 2032

$175,095.83

* Subject to abatement as set forth in Paragraph 4.D below.

Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at 1730 Technology Drive, San Jose, CA 95110, Attention: Accounts Receivable, or such other address or pursuant to wiring instructions as may be designated in writing by Sublessor.

B.
Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease as to the Subleased Premises, including, without limitation, any amounts payable by Sublessor during the Term hereof to Master Lessor as “Additional Rent” as to the Subleased Premises as described in Section 3.2 of the Master Lease, shall be paid by Sublessee hereunder as and when such amounts are due under the Master Lease, as incorporated herein. Sublessee shall also pay to Sublessor any gross receipts or rent tax payable with respect to this Sublease and all costs directly incurred by or at the request of Sublessee with respect to its use of the Subleased Premises. All such amounts shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease during the Term, the Master Lease as to the Subleased Premises or the Subleased Premises, such that Sublessor shall receive, as a net consideration for this Sublease, the Base Rent payable under Paragraph 4.A hereof.

C.
Payment of Prepaid Base Rent. Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor (i) the sum of One Hundred Forty-Six Thousand Six Hundred Forty and 00/100 Dollars ($146,640.00) which shall constitute Base Rent for the month of April 2026 and thereafter until fully credited against Base Rent, and (ii) Forty Thousand and 00/100 Dollars ($40,000.00) as consideration for the Surrendered FF&E.
D.
Abated Base Rent and Additional Rent. Notwithstanding the foregoing, so long as Sublessee is not in default beyond applicable notice and cure periods, (i) Base Rent shall be abated from the Commencement Date through March 31, 2026 in the aggregate amount of $288,000.00 and (ii) “Additional Rent” as to the Subleased Premises as described in Section 3.2 of the Master Lease shall be abated from the Commencement Date through February 1, 2026.
5.
Late Charge: If Sublessee fails to pay to Sublessor any amount due hereunder and such failure continues for more than five (5) days following written notice to Sublessee, Sublessee shall (i) pay to Sublessor a late charge as set forth in Section 23.7 of the Master Lease, as incorporated herein, and (ii) pay to Sublessor interest on all amounts due, at the rate set forth in Section 1.13 of the Master Lease, as incorporated herein (the “Interest Rate”), from the due date to and including the date of the payment. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sublessor will incur in processing each delinquent payment. Sublessor’s acceptance of any interest or late charge shall not waive Sublessee’s default in failing to pay the delinquent amount.
6.
Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Security Deposit”), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby, including future rent damages under California Civil Code Section 1951.2, without prejudice to any other remedy provided herein or by law. Sublessee hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, that provides that Sublessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Sublessee, or to clean the Subleased Premises, it being agreed that Sublessor, in addition, may claim those sums reasonably necessary to compensate Sublessor for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Sublessee, including future rent damages following the termination of this Sublease. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) days after demand therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Upon the expiration of this Sublease, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee’s defaults. Notwithstanding the foregoing, in lieu of the cash Security Deposit described above, the Security Deposit may be in the form of an irrevocable letter of credit (the “Letter of Credit”) in an amount equal to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), issued to Sublessor, as beneficiary, in form and substance reasonably satisfactory to Sublessor, by a bank reasonably approved by Sublessor in which case, the Letter of Credit shall serve as the Security Deposit under this Sublease. If Sublessee elects to provide a Letter of Credit in lieu of a cash Security Deposit as aforesaid, such Letter of Credit shall be governed by the provisions of Section 5 of the Master Lease, as incorporated herein.

7.
Holdover: In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date or earlier termination of this Sublease in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises (including, without limitation, the payment of any holdover rent payable by Sublessor under the Master Lease with respect to the entire Master Premises and any consequential damages suffered by Sublessor or Master Lessor) and pay Sublessor holdover rent equal to one hundred fifty percent (150%) of the Base Rent during the last month of the Term, together with all Additional Rent and other sums payable under this Sublease.
8.
Repairs: The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises and the Common Areas. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease. Sublessee shall maintain and repair the Subleased Premises in accordance with the Master Lease, as incorporated herein.
9.
Indemnity: Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor harmless from and against any and all losses, claims, liabilities, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the use, occupancy or condition of the Subleased Premises by Sublessee; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; or (iii) a breach of Sublessee’s obligations under this Sublease or the provisions of the Master Lease assumed by Sublessee hereunder. Sublessor shall indemnify defend with counsel reasonably acceptable to Sublessee protect and hold Sublessee harmless from and against any and all losses, claims, liabilities, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with Sublessor’s willful misconduct, gross negligence or breach of this Sublease. The indemnifications set forth in this Paragraph 9 shall survive termination of this Sublease.
10.
Right to Cure Defaults: If Sublessee fails to pay any sum of money due under this Sublease, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor within thirty (30) days following written demand therefor to Sublessee, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.

11.
Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party other than Sublessor’s employees as may be agreed to by the parties (collectively, “Transfer”), without the prior written consent of Sublessor and Master Lessor. In addition, (i) the transfer, assignment, or hypothecation of stock or ownership interest in Sublessee in excess of fifty percent (50%) (a “Change of Control”), (ii) the sale of all or substantially all of the assets of Sublessee or (iii) the merger or consolidation of Sublessee shall be deemed a Transfer within the meaning and provision of this Paragraph 11. Upon Sublessee’s request for a Transfer, Sublessor shall have the right to terminate this Sublease in the case of an assignment or recapture the Subleased Premises or portion of the Subleased Premises that is the subject of a proposed Transfer, effective as of the date of the proposed Transfer. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Sublessor’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. Any Transfer shall be subject to the terms of Article 14 of the Master Lease, as incorporated herein. Notwithstanding the foregoing, the provisions of Section 14.8 of the Master Lease, as incorporated herein, with respect to “Permitted Transfers” shall apply solely as between Sublessor and Sublessee, but shall not be binding as between Master Lessor and Sublessee.
12.
Use: Sublessee may use the Subleased Premises only for the Permitted Use, as defined in the Master Lease. Sublessee shall comply with the hazardous materials provisions in Section 6.4 of the Master Lease, as incorporated herein. Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises; or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein or exceed density requirement imposed by applicable law. Sublessee shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Subleased Premises. For purposes of this Sublease and the Master Lease, Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor.
13.
Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant’s interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor’s sole discretion, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor may transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.
14.
Delivery and Acceptance: If Sublessor fails to deliver possession of the Subleased Premises to Sublessee on the Commencement Date for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage provided, however, that in such event, Rent shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto.

15.
Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor and Sublessor’s approval of Sublessee’s contractors and vendors for such alterations or improvements. Sublessor shall have the right to approve any vendor of Sublessee that will require access to the Building, which approval shall not be unreasonably withheld or delayed.
16.
Release: Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation: (i) failure or interruption of any utility system or service; (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease; or (iii) penetration of water into or onto any portion of the Subleased Premises. The obligations of Sublessor shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of the business entity.
17.
Insurance; Waiver of Subrogation: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term the insurance required to be carried by Sublessor, as “Tenant” under the Master Lease with respect to the Subleased Premises. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Article 22 of the Master Lease, as incorporated herein, shall be binding on the parties and shall apply between the parties notwithstanding anything to the contrary herein.
18.
Default; Remedies: Sublessee shall be in material default of its obligations under this Sublease upon the occurrence of any of the events set forth in Section 23.1 of the Master Lease, as incorporated herein (each, an “Event of Default”). Upon the occurrence of an Event of Default by Sublessee, Sublessor shall have all remedies provided pursuant to Sections 23.2, 23.3, 23.4 and 23.5 of the Master Lease, as incorporated herein, and by applicable Laws, including damages that include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the lessee proves could be reasonably avoided and the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Sublessor may resort to its remedies cumulatively or in the alternative.
19.
Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition required under the Master Lease. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all liabilities Sublessor incurs as a result thereof, including costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate. Notwithstanding the foregoing, Sublessee shall not be responsible for the removal of any alterations performed or installed by Sublessor and required to be removed by the Master Lessor.
20.
Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than Colliers, representing Sublessor, and Newmark, representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with any agent, broker, salesman, or finder.

21.
Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.
22.
Miscellaneous: This Sublease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. This Sublease may not be amended except by the written agreement of all parties hereto. If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys’ fees, experts’ fees and court costs. Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of such party is duly authorized to execute and deliver this Sublease on behalf of that party. This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Sublease, the parties may execute and exchange, by electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Sublease to physically form one document. In addition, the parties hereto consent and agree that this Sublease may be signed using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. Sublessor has not had an inspection of the Master Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises. Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Master Lease.
23.
Other Sublease Terms:

A.
Incorporation by Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” and the “Building” shall be deemed a reference to the “Subleased Premises” and the 1762 Building; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained, otherwise no consents required of Sublessor shall be unreasonably withheld or delayed unless a different standard is expressly set forth herein or in the incorporated provisions of the Master Lease; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Master Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to cover, and run from Sublessee to, both Master Lessor and Sublessor; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; (xi) Sublessee shall pay all consent and review fees set forth in the Master Lease to each of Master Lessor and Sublessor; (xii) Sublessee shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublessor elects to terminate the Master Lease; (xiii) all “profit” under subleases, assignments and Transfers shall be paid to Sublessor; (xiv) Sublessor’s obligations under Sections 4.8 and 4.9 are limited to forwarding statements and refunds provided by Master Lessor, and Sublessee shall have no right to dispute or audit such statements; and (xv) except as specifically set forth herein, Sublessee shall not be entitled to any abatement of Rent hereunder except to the extent Sublessor is entitled to such abatement under the Master Lease.

Notwithstanding the foregoing, the following provisions of the Master Lease shall not be incorporated herein:

1.
Summary of Basic Lease Information: 1.1, 1.2 (last sentence only), 1.5, 1.6, 1.7, 1.8, 1.10, 1.11, 1.12 (last sentence only), 1.13, 1.14, 1.18, 1.20, 1.21, 1.22, 1.23, 1.24
2.
Section 1: 1.4
3.
Section 2
4.
Section 3: 3.1, 3.3
5.
Section 4: 4.1 (last two sentences only), 4.9 (last four sentences only)
6.
Section 5 (unless Sublessee elects to provide a Letter of Credit pursuant to Paragraph 6 above, in which event only Section 5.1(a) shall be excluded from incorporation by reference herein)
7.
Section 6: 6.2(a) (last sentence only), 6.4(e), 6.4(f) (last sentence only)
8.
Section 8
9.
Section 9: 9.2 (third through fifth sentences only)
10.
Section 11: 11.1 (except the definition of Building Systems)

11.
Section 12: 12.1 (second sentence of the first grammatical paragraph only), 12.1(g) (except for the second sentence)
12.
Section 14: 14.8
13.
Section 16: 16.2 (penultimate sentence only)
14.
Section 26: 26.2
15.
Section 38
16.
Section 39
17.
Exhibits A-1, A-2, B (first page only), D, F
18.
The First Amendment.

In addition, notwithstanding subpart (iii) above, references in the following provisions to “Landlord” shall mean Master Lessor only:

1.
Section 4: 4.1, 4.2, 4.4, 4.5, 4.6, 4.7, 4.8, 4.11
2.
Section 6: 6.1, 6.2(a) (second and third sentences only), 6.2(b)
3.
Section 11: 11.2, 11.4
4.
Section 16: 16.1, 16.3
5.
Section 18
6.
Section 19
7.
Section 20: 20.4
8.
Section 25
9.
Section 28
10.
Section 37

In addition, notwithstanding subpart (iii) above, references in the following provisions to “Landlord” shall mean Master Lessor and Sublessor:

1.
Summary of Basic Lease Information: 1.16
2.
Section 1: 1.2
3.
Section 4: 4.10
4.
Section 6: 6.4(d)
5.
Section 17
6.
Section 24
7.
Section 35
B.
Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease which are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination (unless Master Lessor or a successor tenant agrees to permit Sublessee to continue to occupy the Subleased Premises on the terms of this Sublease for the remainder of the Term), without any liability of Sublessor to Sublessee. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.

24.
Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor. Each party shall use commercially reasonable efforts to obtain such consent, including by promptly signing Master Lessor’s commercially reasonable consent form. If Sublessor fails to obtain Master Lessor’s consent within sixty (60) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof prior to the date such consent is received, and Sublessor shall return to Sublessee its payment of the fifth month’s Base Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit. Promptly upon request of Master Lessor, Sublessee shall execute an attornment agreement in commercially reasonable form.
25.
Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Articles 14, 18, 19 and 23. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof except as expressly provided in this Sublease. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate.
26.
Parking: Subject to the applicable provisions of the Master Lease, Sublessee shall have the non-exclusive right to use the surface parking spaces within the Building Common Area as defined in the Master Lease during the Sublease Term.
27.
Signage. Subject to any required consents and approvals from Master Lessor, Subtenant shall have the signage rights attributable to the Subleased Premises set forth in Section 6.2 of the Master Lease, as incorporated herein.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR: SUBLESSEE:

QUANTUMSCAPE BATTERY, INC., MOMENTUS INC.

a Delaware corporation a Delaware corporation

By: /s/ Keving Hettrich By: /s/ John Rood

Name: Kevin Hettrich Name: John Rood

Its: Chief Financial Officer Its: CEO

Address: Address: